UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:         January 16, 2009

FIRST PACTRUST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-49806 (Commission File No.)	04-3639825 (IRS Employer Identification Number)

610 Bay Boulevard, Chula Vista, California (Address of principal executive offices)	91910 (Zip Code)

Registrant's telephone number, including area code:         (619) 691-9741

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)   Compensatory Arrangements of Certain Officers

              On January 16, 2009, the Board of Directors of First PacTrust Bancorp, Inc. (the "Company"), acting on the recommendations of the Compensation Committee of the Board of Directors, approved base salary levels for 2009 for the executive officers who were named in the Company's last filed annual meeting proxy statement.
2009 Base Salary(1)
Hans R. Ganz President and Chief Executive Officer of the Company	$320,008
James P. Sheehy Executive Vice President and Treasurer	$160,014
Melanie Yaptangco Executive Vice President - Lending	$160,014
Regan Lauer Senior Vice President and Controller	$125,008
Rachel M. Carrillo Senior Vice President - Branch Operations	$115,003
Lisa R. Goodwin Senior Vice President - IT and Facilities	$115,003
___________________________
(1)	Although the amounts shown represent an increase over 2008 base salaries, they do not represent an increase in total compensation. No stock-based awards have been or will be granted for 2009. Therefore, total compensation for 2009 is expected to be no greater, and may be less, than total compensation in 2008.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: January 22, 2009	By:	/s/ James P. Sheehy James P. Sheehy Executive Vice President and Treasurer